UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 15, 2017

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of International Flavors & Fragrances Inc. (“IFF” or the “Company”) dated February 15, 2017 reporting IFF’s financial results for the quarter and fiscal year ended December 31, 2016.

An audio webcast to discuss the Company’s fourth quarter and full year 2016 financial results and full year 2017 outlook will be held tomorrow, February 16, 2017, at 10:00 a.m. EST.  Interested parties can access the webcast and accompanying slide presentation on the Company’s website at www.iff.com under the Investor section.  For those unable to listen to the live broadcast, a replay will be available on the Company’s website approximately one hour after the event and will remain available on the IFF website for one year.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On February 15, 2017, the Company announced that it was adopting a multi-year productivity program designed to improve overall financial performance, provide flexibility to invest in growth opportunities and drive long-term value creation.  In connection with this program, the Company expects to optimize its global footprint and simplify its organizational structures globally.  In connection with this initiative, the Company expects to incur cumulative, pre-tax cash charges of between $30-$35 million, consisting primarily of $21-$22 million in personnel-related costs and an estimated $9-13 million in facility-related costs, such as lease termination, and integration-related costs.  In addition, the Company may incur up to $5.0 million of accelerated depreciation.  Approximately $10 million of these charges are expected to be recorded in the first quarter of 2017, with the remainder of the personnel-related costs expected to be recognized by the end of 2017 and the other costs expected to be recognized over the following seven quarters.  This initiative is expected to result in the reduction of approximately 370 members of the Company’s global workforce in various parts of the organization.  Once fully implemented, the Company expects to realize annual run-rate savings of between $40 million and $45 million from this program by 2019.

This Current Report on Form 8-K contains “forward-looking statements” regarding expectations about the Company’s productivity program, including expected costs and charges, estimated savings, expected impact of the program on long-term value creation and timing. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “believe,” “should,” “project,” or “plan,” or variations thereof or other similar terminology. These forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements included in this report, and the Company cautions you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include the global economic climate for the Company’s industry, the ability of the Company to successfully implement its productivity program and realize savings, changes in the estimates of other costs related to the productivity program, changes in consumer preferences, the Company’s ability to meet consumer demands, and other factors described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2016 and subsequent filings with the SEC.  The Company assumes no responsibility to update forward-looking statements or to adapt them to future events or developments after the date of this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of International Flavors & Fragrances Inc., dated February 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated:	February 15, 2017	/s/ Richard A. O’Leary
Name: Richard A. O’Leary

Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Number	Description
99.1	Press Release of International Flavors & Fragrances Inc. Dated February 15, 2017